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                                                                     EXHIBIT 5.1
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                                                    June 23, 2000


UbiquiTel Inc.
1 Bala Plaza, Suite 402
Bala Cynwyd, Pennsylvania 19004

Ladies and Gentlemen:

         We have acted as counsel to UbiquiTel Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the resale of up to 386,183 warrants to purchase shares of common stock, par value $0.0005 per share (the "Common Stock"), of the Company by certain holders named in the prospectus, filed as part of the Registration Statement, and in any supplement thereto and (ii) the issuance of up to 3,665,183 shares of Common Stock, plus an indeterminable number of shares of Common Stock, if any, as shall be issuable from time to time as required pursuant to adjustments under the warrants (the "Warrant Shares"), upon exercise of such warrants.

         Of the 386,183 warrants being offered, 300,000 of the warrants (the "Unit Warrants") were issued pursuant to a Warrant Agreement dated as of April 11, 2000 (the "Unit Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent. The remaining 86,183 warrants (the "DLJ Warrants" and together with the Unit Warrants, the "Warrants") were issued pursuant to a Warrant Agreement dated as of June 12, 2000 (the "DLJ Warrant Agreement" and together with the Unit Warrant Agreement, the "Warrant Agrements") between the Company and Donaldson, Lufkin & Jenrette Securities Corporation.

         We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

         1. The Warrants have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) such enforcement may be limited by equitable principles of general applicability, regardless of whether enforcement is

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sought in a proceeding at law or in equity.

         2. The Company has duly authorized and reserved for issuance the Warrant Shares to be issued upon exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the exercise price as provided in the Warrant Agreements, the Warrant Shares will have been validly issued and will be fully paid and non-assessable.

         We are qualified to practice law in the State of Florida and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the State of Florida, the general corporate laws of the State of Delaware and the federal laws of the United States of America. In rendering our opinions with respect to the Warrants and the Warrant Shares, we have assumed with your permission, and without independent investigation, that the applicable laws of the State of New York are identical in all relevant respects to the substantive laws of the State of Florida. We express no opinion concerning federal or state securities laws.

         This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person, or any other document or agreement. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                        Sincerely,

                                        /s/ GREENBERG TRAURIG, P.A.

                                        GREENBERG TRAURIG, P.A.